Exhibit 10.60
                             HEALTHSOUTH Corporation

                         1999 EXECUTIVE EQUITY LOAN PLAN

     1. PURPOSE OF THE PLAN. The purpose of the 1999 Executive Equity Loan Plan (the "Plan") of HEALTHSOUTH Corporation, a Delaware corporation (the "Corporation"), is to provide incentive for future endeavor and to align the interests of the Corporation's management and its stockholders by providing a mechanism to enhance ownership of the Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation by its executives and other key employees, upon whose judgment, interest and continuing special efforts the Corporation is largely dependent for the successful conduct of its operations, and to enable the Corporation to compete effectively with other enterprises for the services of such new executives and employees as may be needed for the continued improvement of the Corporation's business, through the making of loans ("Loans") to such executives and employees to purchase shares of the Common Stock.

     2. PARTICIPANTS. Loans may be made under the Plan to such executives and key employees ("Participants") of the Corporation and its subsidiaries as shall be determined by the Committee (as set forth in Section 5 of the Plan).

     3. TERM OF THE PLAN. The Plan shall become effective as of May 20, 1999, subject to the approval by the holders of a majority of the shares of issued and outstanding Common Stock of the Corporation present in person or by proxy and voting at the 1998 Annual Meeting of Stockholders of the Corporation. The Plan shall terminate on the earlier of (a) May 19, 2009 or (b) such earlier time as the Board of Directors of the Corporation may determine. Any Loan outstanding under the Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Plan. No Loan shall be made under the Plan after May 19, 2009.

     4. LOANS UNDER THE PLAN. Loans may be made under the Plan in such amounts are as approved by the Committee, provided that the maximum aggregate principal amount of Loans outstanding under the Plan at any time shall not exceed
$50,000,000.  If,  on or prior to the  termination  of the Plan as  provided  in
Section 3, the principal amount of any Loan under the Plan shall have been repaid in whole or in part, the principal amount so repaid shall again become available for the making of Loans under the Plan, subject to the foregoing limitation on the maximum aggregate principal amount outstanding at any time.

     5. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Audit and Compensation Committee of the Board of Directors of the Corporation (the "Committee"). The acts of a majority of the Committee, at any meeting thereof at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall determine the executives and key employees of the Corporation and its subsidiaries who shall receive Loans and the principal amount of each such Loan.

     The interpretation and construction of any provision of the Plan or of any Loan made under it by the Committee shall be final, conclusive and binding upon all parties, including the Corporation, its stockholders and Directors, and the executives and employees of the Corporation and its subsidiaries. No member of the Board of Directors or the Committee shall be liable to the Corporation, any stockholder or any employee of the Corporation or its subsidiaries for any action or determination made in good faith with respect to the Plan or any Loan made under it.

     The Committee may delegate responsibility for all or part of the administration of the Plan to appropriate officers of the Corporation; provided, however, that no such officers shall have the power or authority to make Loans under the Plan, amend, waive or modify any provision of the Plan or forgive any Loans, in whole or in part, without the express approval of the Committee in each case.

     The expenses of administering the Plan shall be borne by the Corporation.

     6. LOANS. (a) Loans may be made under the Plan by the Committee in accordance with the provisions of Section 5 at any time prior to the termination of the Plan. In making any determination as to executives and key employees to whom Loans shall be made and as to the principal amount of such Loans, the Committee shall take into account the duties of the respective executives and key employees, their present and potential contribution to the success of the Corporation, and such other factors as the Committee shall deem relevant in connection with the accomplishment of the purposes of the Plan.

     (b) Each Loan made under the Plan shall be granted pursuant to and subject to the terms and conditions of a loan agreement to be entered into between the Corporation and the Participant at the time of such grant. Each such loan agreement shall be in a form from time-to-time adopted for use under the Plan by the Committee (such form being hereinafter called a "Loan Agreement").

Any such Loan Agreement shall incorporate by reference all of the terms and provisions of the Plan as in effect at the time of grant and may contain such other terms and provisions as shall be approved and adopted by the Committee.

     7. CERTAIN CONDITIONS OF LOANS. Loans made under this Plan shall be subject to the following terms and conditions:

     (a) The proceeds of Loans may be used only for purchases of the Common Stock in open-market transactions, block trades or negotiated transactions. Such purchases must be effected through a broker approved by the Corporation.

     (b) Loans shall have a maturity date of seven years from the date of the Loan, subject to acceleration and termination as provided herein. Such maturity date may be extended for up to one additional year by the Committee, acting in its discretion. The unpaid principal balance of each Loan shall bear interest at a rate equal to the effective interest rate on the average outstanding balance under the Corporation's principal credit agreement for each calendar quarter, adjustable as of the end of each calendar quarter, which effective interest rate shall be determined by the Controller of the Corporation. Interest shall be compounded annually. Subject to the terms and conditions set forth below, repayment of principal and interest may be deferred until final maturity of the Loan.

     (c) Each Loan shall be secured by a pledge of all of the shares of Common Stock purchased with the proceeds thereof ("Loan Shares"), pursuant to which the Participant shall grant the Corporation a first priority lien on and security interest in the Loan Shares. The Loan Shares may not be sold for one year after the date on which they were acquired (the "Acquisition Date"). Thereafter, one-third of the aggregate number of Loan Shares may be sold during each of the second, third and fourth years after the Acquisition Date, with any unsold portion carrying forward from year to year. The proceeds from any such sale must be used to repay a percentage of the principal amount of the Loan equal to the percentage of Loan Shares sold, less any amounts withheld for taxes (the "Mandatory Prepayment Amount"). Any proceeds in excess of the Mandatory Prepayment Amount shall be retained by the Participant.

     (d) Notwithstanding any contrary provision in the Plan or any Loan Agreement, a Loan shall immediately mature, and all principal and accrued but unpaid interest thereon shall be due and payable, within 30 days after the effective date of any termination of the Participant's employment by the Corporation, whether voluntary or involuntary, or upon the death or disability of the Participant. Without limiting the generality of the foregoing, the Corporation may, but shall not be required to, repurchase the Loan Shares of a Participant at such Participant's original acquisition cost if the Participant's employment is terminated, voluntarily or involuntarily or by reason of death or disability, within the first three years after the Acquisition Date, according to the following schedule:

                                                 Percentage of Loan Shares
            Year Beginning On                      Subject to Repurchase
           ---------------------                -------------------------
           Acquisition Date                                  100%
           First Anniversary of
            the Acquisition Date                          66 2/3%
           Second Anniversary of
            the Acquisition Date                          33 1/3%




     The terms of such repurchase shall be as set forth in the Loan Agreement. In the event of any such repurchase, the purchase price of the shares so repurchased shall be credited against the outstanding principal balance and accrued but unpaid interest on the Loan, and the Participant shall be responsible for the payment of any deficiency.

     (e) Each certificate evidencing Loan Shares shall be registered in the name of the Participant, and shall bear a legend in substantially the following form:

     "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions of the 1999 Executive Equity Loan Plan of HEALTHSOUTH Corporation and a Loan Agreement entered into between the registered owner and HEALTHSOUTH Corporation. Copies of such Plan and Loan Agreement are on file in the offices of the Secretary of HEALTHSOUTH Corporation."

     (f) The Committee may adopt rules which provide that the stock certificates evidencing Loan Shares may be held in custody by a bank or other institution, or that the Corporation may itself hold such shares in custody until the restrictions thereon shall have lapsed, and may require as a condition of any Loan that the participant shall have delivered a stock power endorsed in blank relating to the Loan Shares.

     (g) Loans shall be made with full recourse, and each Participant shall be required to repay all principal and accrued but unpaid interest upon the maturity of the Loan (or its earlier acceleration or termination), irrespective of whether the Participant has sold Loan Shares or whether the proceeds of any such sale were sufficient to repay all principal and interest with respect to the Loan. If, at any time, the Committee determines in its reasonable discretion that the value of the Loan Shares pledged as security for the Loan is less than the indebtedness evidenced by the Loan, the Committee shall require the Participant to post additional security (which may be shares of Common Stock or other collateral acceptable to the Committee, in its reasonable discretion) in an amount sufficient to fully secure the indebtedness of the Loan.

     8. CERTAIN RIGHTS OF PARTICIPANTS. Notwithstanding any contrary provision of the Plan or any Loan Agreement, a participant holding Loan Shares shall be entitled to the following rights:

     (a) A participant shall have with respect to Loan Shares all of the rights of a stockholder of the Corporation, including the right to vote such shares and receive dividends and other distributions thereon.

     (b) Unless otherwise expressly provided in the Loan Agreement, any restrictions on a participant's ability to sell any of the Loan Shares pursuant to Section 7(c) shall terminate upon the occurrence of a Change in Control of the Corporation. For purposes of this Section 8(b), "Change in Control" shall mean

          (i) the acquisition (other than from the Corporation) by any person, entity or "group" (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, but excluding, for this purpose, the Corporation or its subsidiaries, or any employee benefit plan of the Corporation or its subsidiaries which acquires beneficial ownership of voting securities of the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of
     1934) of 25% or more of either the then-outstanding shares of Common Stock or the combined voting power of the Corporation's then-outstanding voting securities entitled to vote generally in the election of Directors; or

          (ii) individuals who, as of May 20, 1999, constitute the Board of Directors of the Corporation (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any person becoming a Director subsequent to such date whose election, or nomination for election, was approved by a vote of at least a majority of the Directors then constituting the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Corporation) shall be, for purposes of this Section 8(b), considered as though such person were a member of the Incumbent Board; or

          (iii) approval by the stockholders of the Corporation of a reorganization, merger, consolidation or share exchange, in each case with respect to which persons who were the stockholders of the Corporation immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than 75% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving entity's then-outstanding voting securities, or a liquidation or dissolution of the Corporation or the sale of all or substantially all of the assets of the Corporation.

     Notwithstanding the foregoing, however, the pledge of the Loan Shares shall continue in full force and effect until such time as all principal and accrued but unpaid interest under the Loan has been repaid.

     9. NO RIGHT OF CONTINUED EMPLOYMENT. Nothing in the Plan or in the Loan Agreement shall confer upon any participant the right to continue in the employ of the Corporation or any of its subsidiaries or in any other relationship thereto or interfere in any way with the right of the Corporation to terminate such employment or other relationship at any time.

     10. AMENDMENT OF THE PLAN. The Plan may, at any time or from time to time, be terminated, modified or amended by the stockholders of the Corporation by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation's Common Stock present in person or by proxy and entitled to vote at a meeting of the Corporation's stockholders duly called and held (or, to the extent permitted by law, by written consent of the holders of a majority of the outstanding shares of the Corporation's Common Stock entitled to vote). The Board of Directors of the Corporation may, insofar as permitted by law, from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that, without approval of the stockholders of the Corporation, no such revision or amendment shall increase the maximum aggregate principal amount of Loans made under the Plan.

     11. CHANGES IN LAW. Subject to the provisions of Section 10, the Board of Directors shall have the power to amend the Plan and any outstanding Loans granted thereunder in such respects as the Board of Directors shall, in its sole discretion, deem advisable in order to incorporate in the Plan or any such Award any new provision or change designed to comply with or take advantage of requirements or provisions of the Internal Revenue Code of 1986, as amended, or any other statute, or Rules or Regulations of the Internal Revenue Service or any other Federal or state governmental agency enacted or promulgated after the adoption of the Plan.

     12. LEGAL MATTERS. Every right of action by or on behalf of the Corporation or by any stockholder against any past, present or future member of the Board of Directors, officer or employee of the Corporation arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such Director, officer or employee, cease and be barred by the expiration of three years from whichever is the later of (a) the date of the act or omission in respect of which such right of action arises, or (b) the first date upon which there has been made generally available to stockholders an annual report of the Corporation and a proxy statement for the Annual Meeting of Stockholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the aggregate number of shares for which Awards were granted; and any and all right of action by any employee or executive of the Corporation (past, present or future) against the Corporation arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Delaware, applied without giving effect to any conflicts-of-law principles, and construed accordingly.